Exhibit 3.1

090501

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140422001-66
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/09/2014 8:00 PM
	Entity Number C4901-2004

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Valley High Mining Company

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☒ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: May 7, 2014 Time: ______
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Restated Articles
Revised: 8-31-11

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF VALLEY HIGH MINING COMPANY

These Amended and Restated Articles of Incorporation were duly adopted in accordance with the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes. The undersigned does hereby certify that the Amended and Restated Articles of Incorporation of the corporation are as follows:

ARTICLE I
NAME OF CORPORATION

The name of the Corporation is Valley High Mining Company

ARTICLE II
REGISTERED OFFICE AND RESIDENT AGENT

The address of the Corporation's registered office in the state of Nevada is 1645 Village Center Circle, Ste. 170, Las Vegas, Nevada 89134, and the Corporation's resident agent at such address is Vcorp Services, LLC.

ARTICLE III
DURATION

The Corporation shall have perpetual existence.

ARTICLE IV
PURPOSE

The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be incorporated and organized under Chapter 78 of the Nevada Revised Statutes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.

ARTICLE V
POWERS

The Corporation has been formed pursuant to Chapter 78 of the Nevada Revised Statutes. The powers of the Corporation shall be those powers granted under the Nevada Revised Statues, including Sections 78.060 and 78.070 thereof. In addition, the Corporation shall have the following specific powers:

(a) to elect or appoint officers and agents of the Corporation and to fix their compensation; (b) to act as an agent for any individual, association, partnership, corporation or other legal entity; (c) to receive, acquire, hold, exercise rights arising out of the ownership or possession of, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, governments or other legal entities; (d) to receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the Corporation in accordance with Chapter 78 of the Nevada Revised Statutes; and (e) to make gifts or contributions for the public welfare or for charitable, scientific or educational purposes.

ARTICLE VI
CAPITAL STOCK

A. CLASSES OF STOCK.

The Corporation is authorized to issue two classes of stock to be designated, respectively, common stock and blank check preferred stock. The total number of shares which the Corporation is authorized to issue is 510,000,000 shares. 500,000,000 shares shall be common stock, par value of $0.001 (the "Common Stock"). 10,000,000 shares shall be blank check preferred stock, par value of $0.001 (the "Preferred Stock" or "Blank Check Preferred Stock").

B. ISSUANCE OF PREFERRED STOCK

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors (the "Board") is hereby expressly authorized to provide for the issue of all or any of the shares of the Blank Check Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such shares and as may be permitted by the Nevada Revised Statutes. The Board is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK.

1. Dividend Rights. Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2. Voting Rights. Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock standing in his, her or its name on the books of the Corporation.

3.Stock Rights and Options. The Corporation shall have the power to create and issue rights, warrants or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such time and prices as the board of directors or a committee thereof may approve, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights, warrants or options. In the absence of fraud, the judgment of the board of directors or a committee thereof as to the adequacy of consideration for the issuance of such rights, warrants or options and the sufficiency thereof shall be conclusive.

ARTICLE VII
PLACE OF MEETINGS; CORPORATE BOOKS

Subject to the laws of the State of Nevada, the stockholders and the directors shall have power to hold their meetings and to maintain the books of the Corporation outside the state of Nevada, at such place or places as may from time to time be designated in the Corporation's Bylaws or by appropriate resolution.

ARTICLE VIII
AMENDMENT OF ARTICLES

The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the state of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and stockholders are granted subject to this reservation.

ARTICLE IX
LIMITED LIABILITY OF OFFICERS AND DIRECTORS

To the fullest extent permitted by applicable law, the officers and directors of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, this limitation on personal liability shall not apply to acts or omissions which involve intentional misconduct, fraud, knowing violation of law, or unlawful distribution prohibited by Section 78.300 of the Nevada Revised Statutes.

/s/ William M Wright
William M. Wright
Chief Executive Officer